SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 1, 2012

Urigen Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-22987	94-3156660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Silverside Road PMB#95, Wilmington, DE	19809
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 280-2861

 (Former name or former address, if changed since last report)

Copies to:
Marc Ross, Esq.
Thomas Rose, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 4, 2012, Urigen Pharmaceuticals, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Consulting Agreement dated June 30, 2011, between the Company and BioEnsemble, Ltd. to amend the compensation set forth under the Agreement. The Amendment provides for a range of compensation from $0 per month to $30,000 per month depending on the number of hours of service that BEL provides to the Company, payable 50% in cash and 50% in shares of common stock of the Company at a price of no less than $0.10 per share, as provided in the Amendment. The Amendment is retroactive to January 2012, and pursuant to the amendment, BEL invoiced the company an aggregate of $130,000 for the period January 2012, through August 2012.

Item 7.01 Regulation FD Disclosure.

On October 1, 2012, the Company  issued a press release announcing that a decision was rendered on September 19, 2012 in the administrative proceeding pursuant to Section 12(j) of the Securities Exchange Act of 1934 before the Securities and Exchange Commission (SEC) revoking the registration of the registered securities of the Company. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Urigen Pharmaceuticals, Inc. dated October 1, 2012.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

Urigen Pharmaceuticals, Inc.

Date: October 5, 2012	By:	/s/ Dan Vickery
Dan Vickery
Chairman

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